Exhibit 10.3

Technology Development Services

Supplementary Agreement

Party A: Harbin Yew Science and Technology Development Co., Ltd. (hereinafter referred to as “Party A”)

Party B: Shanghai Kairun Bio-Pharmaceutical Co., Ltd. (hereinafter referred to as “Party B”)

In accordance with the terms and conditions of Technology Development Services Agreement signed on January 1, 2010 in Harbin, both sides supplement it as follows:

1.	Extend the valid period: After Party B achieving the second clause stipulated by the original agreement, this agreement will be automatically released.
2.	Payment: Implement the price and payment agreed by the third clause of the original agreement.

Party A: Harbin Yew Science and Technology Development Co., Ltd.

By: /s/ Xingming Han

Name: Xingming Han

Title:

Party B: Shanghai Kairun Bio-Pharmaceutical Co., Ltd.

By: /s/ Jiyu Wang

Name: Jiyu Wang

Title:

February 2, 2012